                                       RESTATED

                                       BY-LAWS

                                          OF

                              ADOBE SYSTEMS INCORPORATED




                                    APRIL 10, 1996

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                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.     OFFICES........................................................1

    Section 1.1    Principal Executive Office.................................1
    Section 1.2    Other Offices..............................................1

ARTICLE 2.      MEETINGS OF SHAREHOLDERS......................................1
    Section 2.1    Place of Meetings..........................................1
    Section 2.2    Annual Meetings............................................1
    Section 2.3    Special Meetings...........................................2
    Section 2.4    Notice of Meetings or Reports..............................2
    Section 2.5    Adjourned Meetings and Notice Thereof......................4
    Section 2.6    Voting.....................................................4
    Section 2.7    Quorum.....................................................5
    Section 2.8    Consent of Absentees.......................................5
    Section 2.9    Action Without Meeting.....................................6
    Section 2.10   Proxies....................................................7
    Section 2.11   Regulation of Conduct of Shareholders Meetings.............7
    Section 2.12   Advance Notice of Shareholder Proposals and
            Directors Nominations.............................................8
    Section 2.13   Inspectors of Election....................................10

ARTICLE 3.      DIRECTORS....................................................11
    Section 3.1    Powers....................................................11
    Section 3.2    Number of Directors.......................................11
    Section 3.3    Election, Term of Office and Vacancies....................11
    Section 3.4    Resignation...............................................12
    Section 3.5    Removal...................................................12
    Section 3.6    Organization Meeting......................................12
    Section 3.7    Other Regular Meetings....................................13
    Section 3.8    Calling Meetings..........................................13
    Section 3.9    Place of Meetings.........................................13
    Section 3.10   Telephonic Meetings.......................................13
    Section 3.11   Waiver of Notice of Meetings..............................13
    Section 3.12   Action Without Meeting....................................14
    Section 3.13   Quorum....................................................14
    Section 3.14   Adjournment...............................................14
    Section 3.15   Inspection Rights.........................................15
    Section 3.16   Fees and Compensation.....................................15

                                          i.

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE

ARTICLE 4.      EXECUTIVE COMMITTEE AND OTHER COMMITTEES.....................15
    Section 4.1    Executive Committee.......................................15
    Section 4.2    Other Committees..........................................15
    Section 4.3    Minutes and Reports.......................................16
    Section 4.4    Meetings..................................................16
    Section 4.5    Term of Office of Committee Members.......................16

ARTICLE 5.      OFFICERS.....................................................16
    Section 5.1    Officers..................................................16
    Section 5.2    Election..................................................16
    Section 5.3    Subordinate Officers, etc.................................17
    Section 5.4    Removal and Resignation...................................17
    Section 5.5    Vacancies.................................................17
    Section 5.6    Chairman of the Board.....................................17
    Section 5.7    Chief Executive Officer...................................18
    Section 5.8    President.................................................18
    Section 5.9    Vice President............................................18
    Section 5.10   Chief Financial Officer...................................18
    Section 5.11   Secretary.................................................19
    Section 5.12   Compensation..............................................19

ARTICLE 6.      MISCELLANEOUS................................................19
    Section 6.1    Record Date...............................................19
    Section 6.2    Inspection of Corporate Records...........................20
    Section 6.3    Execution of Corporate Instruments........................20
    Section 6.4    Ratification by Shareholders..............................21
    Section 6.5    Annual Report.............................................21
    Section 6.6    Representations of Shares of Other Corporations...........22
    Section 6.7    Inspection of By-Laws.....................................22

ARTICLE 7.     SHARES OF STOCK...............................................22
    Section 7.1    Form of Certificates......................................22
    Section 7.2    Transfer of Shares........................................22
    Section 7.3    Lost Certificates.........................................23
    Section 7.4    Employee Stock Purchase Plan..............................23

ARTICLE 8.      INDEMNIFICATION OF DIRECTORS AND OFFICERS....................23
    Section 8.1    Indemnification by Corporation............................23

                                         ii.

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE

    Section 8.2    Advancing Expenses........................................24
    Section 8.3    Non-Exclusivity of Rights.................................24
    Section 8.4    Indemnification Contracts.................................24
    Section 8.5    Insurance.................................................25
    Section 8.6    Effect of Amendment.......................................25

ARTICLE 9.      AMENDMENTS...................................................25
    Section 9.1    Power of Shareholders.....................................25
    Section 9.2    Power of Directors........................................25

                                         iii.

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                                       RESTATED
                                       BY-LAWS
                                          OF
                              ADOBE SYSTEMS INCORPORATED

                                      ARTICLE 1

                                       OFFICES

SECTION 1.1   PRINCIPAL EXECUTIVE OFFICE

    The principal executive office for the transaction of business of the corporation is hereby fixed and located at 1585 Charleston Road, Mountain View, County of Santa Clara, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.2   OTHER OFFICES

    Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                      ARTICLE 2

                               MEETINGS OF SHAREHOLDERS

SECTION 2.1   PLACE OF MEETINGS.

    All meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of a majority of the shareholders entitled to vote thereat as determined pursuant to Section 6.1 of these By-Laws given either before or after the meeting.

SECTION 2.2   ANNUAL MEETINGS.

         (A) The annual meetings of shareholders shall be held on such day and at such hour as may be fixed by the Board of Directors. At such meeting, Directors shall be elected, and any other proper business may be transacted.

         (B) The Board of Directors and the President shall each have authority to hold at an earlier date and/or time, or to postpone to a later date and/or time, the annual meeting of shareholders.

                                          1.

SECTION 2.3   SPECIAL MEETINGS.

    Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Within five business days after receiving such a written request from shareholders of the corporation, the Board of Directors shall determine whether shareholders owning not less than ten percent (10%) of the shares entitled to cast votes at the meeting support the call of a special meeting and notify the requesting party of its finding. Notice of such special meeting shall be given in the same manner as for the annual meeting of shareholders.

SECTION 2.4   NOTICE OF MEETINGS OR REPORTS.

    Written notice of each meeting of shareholders shall be given not less than ten (10) days (or, if sent by third-class mail, thirty (30)) nor more than sixty
(60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall be given either personally or by mail or other means of written communication, addressed to each shareholder entitled to vote at such meeting at the address of such shareholder appearing on the books of the corporation or given by him or her to the corporation for the purpose of such notice. If no such address appears or is given, notice shall be deemed to have been given if sent to that shareholder by mail or other means of written communication addressed to the shareholder at the place where the principal executive office of the corporation is located, or by publication, at least once in a newspaper of general circulation in the county in which said office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

    If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand by the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

    The same procedure for the giving of notice shall apply to the giving of any report to shareholders.

    All such notices shall state the place, the date and the hour of such meeting, and shall state such matters, if any, as may be expressly required by the California Corporations Code.

                                          2.

    Upon written request by any person or persons entitled to call a special meeting, the Chairman of the Board, President, Vice President or Secretary after receipt of the request shall cause notice to be given to the shareholders entitled to vote that a special meeting will be held at a time requested by the person or persons calling the meeting, but not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these By-Laws. Nothing contained in this Section 2.4 shall be construed as limiting, fixing or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

    Notice of any meeting of shareholders shall state the date, place and hour of the meeting and,

         (A) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting;

         (B) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the shareholders;

         (C) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election; and

         (D) in the case of any meeting, if action is to be taken on any of the following proposals, the general nature of such proposal:

              (1) a proposal to approve a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has a direct or indirect financial interest);

              (2) a proposal to approve a transaction within the provisions of California Corporations Code, Section 902 (relating to amending the Articles of Incorporation of the corporation);

              (3) a proposal to approve a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization);

              (4) a proposal to approve a transaction within the provisions of California Corporations Code, Section 1900 (winding up and dissolution);

                                          3.

              (5) a proposal to approve a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any).

    At a special meeting, notice of which has been given in accordance with this Section, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section, and, subject to paragraph (d) above, with respect to any other business as may properly come before the meeting.

    All other notices shall be sent by the Secretary or an Assistant Secretary, or if there be no such officer, or in the case of such person's neglect or refusal to act, by any other officer, or by persons calling the meeting.

SECTION 2.5   ADJOURNED MEETINGS AND NOTICE THEREOF.

    Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.7 of these By-Laws.

    When a shareholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

    At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

SECTION 2.6   VOTING.

    The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 6.1 of these By-Laws, subject to the provisions of Sections 702 through 704 of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

    Except as provided below or as otherwise provided by the Articles of Incorporation or By-Laws, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to

                                          4.

vote at a meeting or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. No shareholder will be permitted to cumulate votes at any election of directors.

    Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it shall be conclusively presumed that the shareholder's approving vote is with respect to all shares said shareholder is entitled to vote.

    No shareholder approval, other than unanimous approval of those entitled to vote, will be valid as to proposals described in paragraph (d) of Section 2.4 of these By-Laws unless the general nature of such business was stated in the notice of meeting or in any written waiver of notice.

SECTION 2.7   QUORUM.

    A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless otherwise required by the Articles of Incorporation.

    The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

    In the absence of a quorum, no business other than adjournment may be transacted, except as described in the immediately preceding paragraph.

SECTION 2.8   CONSENT OF ABSENTEES.

    Except as provided in the paragraph immediately following, the transactions of any meeting of shareholders, if not duly called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof.

                                          5.

All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    A waiver of notice, consent to the holding of a meeting or approval of the minutes thereof need not specify the business to be transacted or transacted at nor the purpose of the meeting; provided that in the case of proposals described in paragraph (d) of Section 2.4 of these By-Laws, the general nature of such proposals must be described in any such waiver of notice and such proposals can only be approved by waiver of notice, not by consent to holding of the meeting or approval of the minutes.

    Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, including those matters described in paragraph (d) of Section 2.4 of these By-Laws; provided, that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these By-Laws to be included in the notice but not so included if such objection is expressly made at the meeting.

SECTION 2.9   ACTION WITHOUT MEETING.

    Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, that except to fill a vacancy as provided in Section 3.3 of these By-Laws, Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of Directors. Within five business days after receiving such a written consent from shareholders of the corporation, the Board of Directors shall determine whether holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have properly consented thereto in writing and notify the shareholder(s) submitting the consent of its finding.

    Any written consent may be revoked pursuant to California Corporations Code
Section 603(c) prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation must be in writing and will be effective upon its receipt by the Secretary.

    Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of the following actions approved by shareholders without a meeting by

                                          6.

less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing at least ten (10) days before the consummation of the action authorized by such approval: (i) a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has an interest), (ii) a transaction within the provisions of California Corporations Code, Section 317 (relating to indemnification of agents of the corporation), (iii) a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization), and (iv) a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any).

    Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of the taking of any corporate action not listed above which is approved by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing.

    Such notice shall be given as provided in Section 2.4 of these By-Laws.

SECTION 2.10  PROXIES.

    Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

SECTION 2.11  REGULATION OF CONDUCT OF SHAREHOLDERS MEETINGS

    At every meeting of the shareholders, the Chairman, if there is such an officer, or if not, the Chief Executive Officer, or in his or her absence, the President of the corporation, or in his or her absence any Vice President designated by the President or the Secretary, or in the absence of the Chief Executive Officer, the President or any Vice President or the Secretary a Chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the shareholders' meeting is restricted to shareholders of record, persons authorized in accordance with
Article II of these By-Laws to act by proxy, and officers of the corporation.

    The Chairman shall call the meeting to order, establish the agenda and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the shareholders in attendance.

    The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise

                                          7.

discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.11. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.12  ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND DIRECTORS NOMINATIONS

         (A) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (iii) otherwise properly brought before an annual meeting by a shareholder, or (iv) otherwise properly brought before a special meeting by a shareholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by shareholders. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the corporation's principal executive offices not less than one hundred twenty (120) calendar days in advance of the date that the corporation's (or the corporation's predecessor's) proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement.
A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his or her capacity as a proponent to a shareholder proposal. Notwithstanding

                                          8.

the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders' meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

         (B) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (a) of this Section 2.12. Such shareholder's notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to paragraph (a) of this
Section 2.12. At the request of the Board of Directors, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he

                                          9.

or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

         (C) For purposes of this Section 2.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 2.13  INSPECTORS OF ELECTION

         Before any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

    These inspectors shall:

         (A) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (B)  Receive votes, ballots, or consents;

         (C) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (D)  Count and tabulate all votes or consents;

         (E)  Determine when the polls shall close;

         (F)  Determine the result; and

         (G) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                         10.

                                      ARTICLE 3

                                      DIRECTORS

SECTION 3.1   POWERS.

    Subject to the limitations stated in the Articles of Incorporation, these By-Laws, and the California Corporations Code as to actions which shall be approved by the shareholders or by the affirmative vote of a majority of the outstanding shares entitled to vote, and subject to the duties of Directors as prescribed by the California Corporations Code, all corporate powers shall be exercised by, or under the direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors.

SECTION 3.2   NUMBER OF DIRECTORS.

    The authorized number of Directors of the corporation shall not be less than six (6) nor more than eight (8) and the exact number of Directors authorized shall be seven (7). The exact number of Directors may be fixed within the limits specified in this Section 3.2 by a By-Law duly adopted by the shareholders or by resolution of the Board of Directors. The minimum or maximum number of Directors provided in this Section 3.2 may be changed or a definite number fixed without provision for an indefinite number, by a By-Law duly adopted by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to Section 2.9 above. No reduction of the authorized number of directors shall remove any director prior to the expiration of such director's term of office.

    Any amendment of these By-Laws changing the maximum or minimum number of directors may be adopted only by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, an amendment reducing the minimum number of directors to less than five (5), cannot be adopted if votes cast against its adoption at a meeting or the shares not consenting to it in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

SECTION 3.3   ELECTION, TERM OF OFFICE AND VACANCIES.

    The directors shall be divided into two classes, designated Class I and Class II, as nearly equal in number as reasonably possible, with any overage allocated in the discretion of the Board of Directors. The initial term of office of the Class I directors will expire at the 1992 annual meeting of shareholders and the initial term of office of the Class II directors will expire at the 1993 annual meeting of shareholders. At the 1992 annual meeting of shareholders and at each annual meeting of shareholders thereafter,

                                         11.

directors shall be elected, to succeed directors of the class whose term expires, for a term of office to expire at the second succeeding annual meeting after their election. All directors, including directors elected to fill vacancies, shall hold office until the expiration of the term for which elected and until their successors are elected and qualified, except in the case of death, resignation or removal of any director. The Board of Directors may declare vacant the office of a director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

SECTION 3.4   RESIGNATION.

    Any Director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

SECTION 3.5   REMOVAL.

    Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of the majority of the outstanding shares entitled to vote. No director may be removed if the votes cast against removal, or not consenting in writing to removal, would be sufficient to elect a director if voted cumulatively at an election at which (i) the same total number of votes were cast (or, if removal is sought through action by written consent, all shares entitled to vote were voted) and
(ii) either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

SECTION 3.6   ORGANIZATION MEETING.

    Immediately before or after each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. No notice of such meeting need be given.

                                         12.

SECTION 3.7   OTHER REGULAR MEETINGS.

    The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No notice of such regular meetings of the Board need be given.

SECTION 3.8   CALLING MEETINGS.

    Meetings of the Board of Directors for any purpose or purposes shall be held whenever called by the Chairman of the Board, the President or the Secretary or any two Directors of the corporation.

SECTION 3.9   PLACE OF MEETINGS.

    Meetings of the Board of Directors shall be held at any place within or without the State of California which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the corporation.

SECTION 3.10  TELEPHONIC MEETINGS.

    Members of the Board may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.
Participation in a meeting pursuant to this Section 3.10 constitutes presence in person at such meeting.

SECTION 3.11  WAIVER OF NOTICE OF MEETINGS.

    Notice of the date, time and place of all meetings of the Board of Directors, other than regular meetings held pursuant to Section 3.7 above shall be delivered personally, orally or in writing, or by telephone, including a voice messaging system or other system of technology designed to record and communicate messages, or telegraph, facsimile, electronic mail or other electronic means to each director, at least forty-eight (48) hours before the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least four (4) days before the meeting. Such notice may be given by the Secretary of the corporation or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting.

                                         13.

    Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

    The transactions of any meeting of the Board of Directors, if not duly called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.12  ACTION WITHOUT MEETING.

    Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

SECTION 3.13  QUORUM.

    A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation, or the California Corporations Code, specifically requires a greater number. In the absence of a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting as provided in Section 3.14 of these By-Laws. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough Directors to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 3.14  ADJOURNMENT.

    Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the Directors present. Notice of the time and place of the adjourned meeting need not be given to absent Directors if said time and place are fixed at the meeting adjourned.

                                         14.

SECTION 3.15  INSPECTION RIGHTS.

    Every Director shall have the absolute right at any reasonable time to inspect, copy and make extra copies of, in person or by agent or attorney, all books, records and documents of every kind and to inspect the physical properties of the corporation.

SECTION 3.16  FEES AND COMPENSATION.

    Directors shall not receive any stated salary for their services as Directors; however, by resolution of the Board, non-employee Directors may receive a fixed annual retainer for their services as Directors and/or stock or stock option compensation, as well as a fixed fee, with or without expenses of attendance, for attendance at each Board meeting, and each Board Committee meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                                      ARTICLE 4


                       EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 4.1   EXECUTIVE COMMITTEE.

    The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, appoint an executive committee, consisting of two or more Directors. The Board may designate one or more Directors as an alternate member of such committee, who may replace any absent member of any meeting of the committee. The executive committee, subject to any limitations imposed by the California Corporations Code, or by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, or imposed by the Articles of Incorporation or by these By-Laws, shall have and may exercise all of the powers of the Board of Directors.

SECTION 4.2   OTHER COMMITTEES.

    The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate such other committees, each consisting of two or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the California Corporations Code, or imposed by the Articles of Incorporation or by these By-Laws. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

                                         15.

SECTION 4.3   MINUTES AND REPORTS.

    Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary. All action by any committee shall be reported to the Board of Directors at the next meeting thereof, and, insofar as rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board of Directors.

SECTION 4.4   MEETINGS.

    Except as otherwise provided in these By-Laws or by resolution of the Board of Directors, each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules, and it shall also meet at the call of any member of the committee. Unless otherwise provided by such rules or by resolution of the Board of Directors, committee meetings shall be governed by Sections 3.8 through 3.14 of these By-Laws.

SECTION 4.5   TERM OF OFFICE OF COMMITTEE MEMBERS.

    The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating him or her but shall not exceed his or her term as a Director. Any member of a committee may be removed at any time by resolution adopted by Directors holding a majority of the directorships, either present at a meeting of the Board or by written approval thereof.

                                      ARTICLE 5

                                       OFFICERS

SECTION 5.1   OFFICERS.

The officers of the corporation shall be a Chief Executive Officer, a President, a Vice President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents and such other officers as may be appointed in accordance with the provisions of Section 5.3. One person may hold two or more offices.

SECTION 5.2   ELECTION.

    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5, shall be chosen annually by the Board of Directors and each such person shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be

                                         16.

elected and qualified, subject to the right, if any, of an officer under a contract of employment. Notwithstanding the foregoing, the Board of Directors may empower the Chief Executive Officer of the corporation to appoint such officers, other than Chairman of the Board, President, Secretary or Chief Financial Officer, as the business of the corporation may require.

SECTION 5.3   SUBORDINATE OFFICERS, ETC.

    The Board of Directors (or the Chief Executive Officer, if so empowered in accordance with Section 5.2) may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine. The Board of Directors may designate whether or not any officers shall be executive officers of the corporation.

SECTION 5.4   REMOVAL AND RESIGNATION.

    Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in the case of the Chairman of the Board, an officer upon whom such power of removal may be conferred by the Board of Directors.

    Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.5   VACANCIES.

    A vacancy in the office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

SECTION 5.6   CHAIRMAN OF THE BOARD.

    The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors as prescribed by these By-Laws. If no Chief Executive Officer or President is appointed, the Chairman of the Board is the general manager and chief executive officer of the corporation, and shall exercise all powers of the President described in Section 5.7 below.

                                         17.

SECTION 5.7   CHIEF EXECUTIVE OFFICER.

    Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He or she shall preside at all meetings of the shareholders and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have other powers and duties as may be prescribed by the Board of Directors.

SECTION 5.8   PRESIDENT.

    In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all of the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for the President by the Board of Directors or the Chief Executive Officer.

SECTION 5.9   VICE PRESIDENT.

    In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chief Executive Officer or the President.

SECTION 5.10  CHIEF FINANCIAL OFFICER.

    The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

    The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the President, Chief Executive Officer and Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have

                                         18.

such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

SECTION 5.11  SECRETARY.

    The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and shareholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these By-Laws or the California Corporations Code. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its shareholders, giving the name and addresses of all shareholders and the number and class of shares held by each.

    The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these By-Laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

SECTION 5.12  COMPENSATION.

    The compensation of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors to which such authority has been delegated, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the corporation.

                                      ARTICLE 6

                                    MISCELLANEOUS


SECTION 6.1   RECORD DATE.

    The Board of Directors may fix, in advance, a time in the future as the record date for the determination of shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. Shareholders on the record date are entitled to notice and to vote or receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares in the books of the corporation after the record date, except as otherwise provided by law. Said record date shall not be more than sixty (60) or less than ten (10) days prior to the date of any such meeting, nor more than sixty (60) days prior to any other action.

                                         19.

    A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

    In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in no event later than ten (10) days after the date on which such request is received, adopt a resolution fixing the record date.

    If no record date is fixed by the Board of Directors, the record date shall be fixed pursuant to the California Corporations Code.

SECTION 6.2   INSPECTION OF CORPORATE RECORDS.

    The accounting books and records, and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board shall be open to inspection upon written demand made upon the corporation by any shareholder or the holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to his or her interest as a shareholder, or as the holder of such voting trust certificate. The record of shareholders shall also be open to inspection by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.
Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and to make extracts.

SECTION 6.3   EXECUTION OF CORPORATE INSTRUMENTS.

    The Board of Directors may, in its discretion, determine the method and designate the statutory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation. Unless otherwise specifically determined by the Board of Directors or the Chief Executive Officer in accordance with the provisions of Section 5.2 formal contracts

                                         20.

of the corporation, promissory notes, mortgages, evidences of indebtedness, share certificates, conveyances or other instruments in writing, and any assignment or endorsement thereof, executed or entered into between the corporation and any person, shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, Chief Financial Officer or the Secretary or any subordinate officer appointed in accordance with
Section 5.3 and empowered to do so in accordance therewith.

SECTION 6.4   RATIFICATION BY SHAREHOLDERS.

    The Board of Directors may, subject to applicable notice requirements, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act which shall be approved or ratified by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of shareholders, shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

SECTION 6.5   ANNUAL REPORT.

    For so long as the corporation has less than 100 holders of record of its shares, the mandatory requirement of an annual report is hereby expressly waived. The Board of Directors may, in its discretion, cause an annual report to be sent to the shareholders. Such reports shall contain at least a balance sheet as of the close of such fiscal year and an income statement and statement of cash flow changes for such fiscal year, and shall be accompanied by any report thereon of independent accountants, or if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit in the books and records of the corporation.

    A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement and/or a balance sheet of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more that thirty (30) days prior to the date of the request, and such statement shall be delivered or mailed to the person making the request within thirty (30) days thereafter. Such statements shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificates of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

                                         21.

SECTION 6.6   REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS.

    The Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Secretary of this corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation and any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney and duly executed by said officers.

SECTION 6.7   INSPECTION OF BY-LAWS.

    The corporation shall keep in its principal executive office in this State the original or a copy of the By-Laws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                      ARTICLE 7

                                   SHARES OF STOCK

SECTION 7.1   FORM OF CERTIFICATES.

    Certificates for shares of stock of the corporation shall be in such form and design as the Board of Directors shall determine and shall be signed in the name of the corporation by the Chairman of the Board or the President or any Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary. Each certificate shall state the certificate number, the date of issuance, the number, class or series and the name of the record holder of the shares represented thereby, the name of the corporation, and, if the shares of the corporation are classified or if any class of shares has two or more series, there shall appear the statement required by the California Corporations Code. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

SECTION 7.2   TRANSFER OF SHARES.

    Shares of stock may be transferred in any manner permitted or provided by law. Before any transfer of stock is entered upon the books of the corporation, or any new

                                         22.

certificate issued therefor, the older certificate, properly endorsed, shall be surrendered and canceled, except when a certificate has been lost, stolen or destroyed.

SECTION 7.3   LOST CERTIFICATES.

    The Board of Directors may order a new certificate for shares of stock to be issued in the place of any certificate alleged to have been lost, stolen or destroyed, but in every such case, the owner or the legal representative of the owner of the lost, stolen or destroyed certificates may be required to give the corporation a bond (or other adequate security) in such form and amount as the Board may deem sufficient to indemnify it against any claim that may be made against the corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or issuance of such new certificate.

SECTION 7.4   EMPLOYEE STOCK PURCHASE PLAN.

    The Board of Directors shall have the authority, in its discretion, to adopt and carry out an employee stock purchase plan or agreement, containing such terms and conditions as the Board may prescribe, for the issue and sale of unissued shares of the corporation, or of its issued shares acquired or to be acquired, to the employees of the corporation or to the employees of its subsidiary corporations or to a trustee on their behalf, and for the payment of such shares in installments or at one time, and for such consideration as may be fixed by the Board, and may provide for aiding any such employees in paying for such shares by compensation for services rendered, promissory notes or otherwise.

                                      ARTICLE 8

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 8.1   INDEMNIFICATION BY CORPORATION.

    The corporation shall indemnify any Director or executive officer of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a proceeding (including a derivative action on behalf of the corporation) to which that person was or is threatened to be made a party by reason of the fact that he or she was or is an agent of the corporation, to the maximum extent not prohibited under the California Corporations Code; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its Directors and executive officers in accordance with Section 8.4; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or

                                         23.

other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the California Corporations Code. The corporation shall have the power to indemnify its other officers, employees and other agents as set forth in the California Corporations Code. Promptly after receipt of a request for indemnification hereunder (and in any event within 90 days thereof) a reasonable, good faith determination as to whether indemnification of the person is proper under the circumstances because such person has met the applicable standard of care shall be made by:

         (A) a majority vote of a quorum consisting of Directors who are not parties to such proceeding;

         (B) if such quorum is not obtainable, by independent legal counsel in a written opinion; or

         (C) approval or ratification by the affirmative vote of a majority of the shares of this corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by written consent of a majority of the outstanding shares entitled to vote; where in each case the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

SECTION 8.2   ADVANCING EXPENSES.

    The corporation shall advance to each Director or executive officer the expenses incurred in defending any proceeding referred to in Section 8.1 of these By-Laws prior to the final disposition of such proceeding as provided in the California Corporations Code.

SECTION 8.3   NON-EXCLUSIVITY OF RIGHTS.

    The rights conferred on any person in Sections 8.1 and 8.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Law, agreement, vote of shareholders or disinterested Directors or otherwise.

SECTION 8.4   INDEMNIFICATION CONTRACTS.

    The Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for

                                         24.

indemnification rights equivalent to or, if the Board of Directors so determines, less than or greater than, those provided for in this Article VIII.

SECTION 8.5   INSURANCE.

    The corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the California Corporations Code.

SECTION 8.6   EFFECT OF AMENDMENT.

    Any amendment, repeal or modification of any provision of this Article VIII by the shareholders and the Directors of the corporation shall not adversely affect any right or protection of a Director or officer of the corporation existing at the time of such amendment, repeal or modification.

                                      ARTICLE 9

                                      AMENDMENTS

SECTION 9.1   POWER OF SHAREHOLDERS.

    New By-Laws may be adopted or these By-Laws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent thereof, except as otherwise provided by law or by the Articles of Incorporation.

SECTION 9.2   POWER OF DIRECTORS.

    Subject to the right of shareholders as provided in Section 9.1 of these By-Laws, By-Laws other than a By-Law or amendment thereof specifying or changing the authorized number of Directors, or the minimum or maximum number of a variable Board of Directors, or changing from a fixed to a variable Board of Directors or vice versa, may be adopted, amended or repealed by the approval of the Board of Directors.

                                         25.